Exhibit 24.2
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Sujal Patel and Anna Mowry, and each of them, as her true and lawful attorney-in-fact and agent with full power of substitution, for her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or her substitute, may lawfully do or cause to be done by virtue hereof.

/s/ Karen Akinsanya Karen Akinsanya	Director	August 2, 2022